                           OPTION TO PURCHASE SHARES
                              OF UP FINANCIAL INC.




     This Stock Purchase Option Agreement is executed by the undersigned shareholders of UP Financial Inc. ("UPF") and FIRST MANISTIQUE CORPORATION ("Company") as of July ________, 1996.



     1. In consideration of the payment to each of the undersigned shareholders of UPF of $10, each of the undersigned shareholders of UPF hereby grants to the Company the option to purchase all, but not less than all, of the capital stock of UPF that is owned by the undersigned shareholders.



     2. The purchase price of shares covered by this Option shall be $2,034.07 per share.



     3. This Option may not be exercised prior to February 10, 1997 or after March 1, 1997 ("Exercise Period").



     4. This Option may be exercised by the Company giving written notice to the shareholders at the address set forth below each shareholder's signature within the Exercise Period. Notice shall be deemed effective at the time it is deposited in the United State mail with postage prepaid.



     5. If the Option is exercised by the Company, the purchase and sale of shares shall be closed within five (5) business days after the Company exercises the option. At closing, the Company will deliver to each shareholder the full purchase price for the option shares owned by that shareholder by bank cashier's check payable to the order of the shareholder and the shareholder shall deliver to the Company the stock certificate or stock certificates representing all of the shares purchased by the Company duly endorsed for transfer.



     6. In granting this option, each shareholder represents and warrants to the Company that the shareholder owns all of the shares of capital stock of UPF stated below the shareholder's signature and that such shares are owned free and clear of all lien, encumbrances, restrictions on transfer or adverse claims of any kind.



     7. The parties agree that a legend will be placed upon the certificates representing the shares of UPF owned by each shareholder to reflect the existence of this Option Agreement.



     8. This Option shall be binding upon the undersigned shareholders and their respective heirs, personal representatives and assigns and shall benefit the Company, its successors and assigns.



FIRST MANISTIQUE CORPORATION




By: /s/Ronald G. Ford                       /s/Margaret Christensen
    ---------------------------             ----------------------------------
    Ronald G. Ford                          Margaret Christensen
    Its:  President                         166 shares/Certificate No. 30



                                            Address: 406 Airport Road
                                                     Ontonagon, MI 49953







                       SIGNATURES CONTINUED ON NEXT PAGE


                             Exhibit 2(b), Page 1

                              SIGNATURES CONTINUED





MARY KAY TOMA TRUST                                             MARY BETH INCK TRUST
36 Shares/Certificate No. 35                                    36 Shares/Certificate No. 36


By:/s/Richard F. Wartman                                        By:/s/Richard F. Wartman
   --------------------------------------                          ----------------------------------------------------------

   Its:  Trustee                                                   Its: Trustee

Address:  c/o Eugene A. Halker                                  Address:  c/o Eugene A. Halker
           Post Box 309                                         Post Box 309
           Ashland, WI 54806                                    Ashland, WI 54806


ANN MARIE WARTMAN TRUST                                         KATHERINE ANN WARTMAN TRUST
48 Shares/Certificate No. 33                                    48 Shares/Certificate No. 34


By:/s/Richard F. Wartman                                        By: /s/Richard F. Wartman
   ------------------------------------------                      ------------------------------------

   Its:  Trustee                                                    Its: Trustee

Address:  c/o Eugene A. Halker                                  Address:  c/o Eugene A. Halker
          Post Box 309                                          Post Box 309
          Ashland, WI 54806                                     Ashland, WI 54806




/s/Laura G. Halker
- ---------------------------------------
Laura G. Halker
166 Shares/Certificate No. 29

Address:  c/o Eugene A. Halker
          Post Box 309
          Ashland, WI 54806


                             Exhibit 2(b), Page 2